JLL

Bobby Mehta
Chairman of the Board of Directors

Jones Lang LaSalle Incorporated
200 East Randolph Drive
Chicago, Illinois 60601

August 1, 2022

Mr. Christian Ulbrich
Bockenheimer Landstraße 55
60325 Frankfurt am Main
Germany

Dear Christian:

In furtherance of our discussions, I write to update the terms and conditions of your appointment as the President and Chief Executive Officer of Jones Lang LaSalle Incorporated ("JLL" or "Company") as set forth in your August 23, 2016 Letter Agreement ("Agreement"). Your Company provided benefits no longer includes provision of a term life insurance policy in the amount of €2 million. In addition, you will no longer receive a Company provided car allowance.

Other than as set forth above, the terms and conditions of your Agreement, including but not limited to the Confidentiality and Non-Solicitation provisions, will continue in full force and effect.

Please acknowledge your understanding and acceptance of the above by signing and returning a copy of this letter to my attention.

Yours sincerely,

Jones Lang LaSalle Incorporated

By:

Bobby Mehta
Chairman of the Board of Directors
Jones Lang LaSalle Incorporated

Laura Adams
Global Chief Human Resources Officer
Jones Lang LaSalle Incorporated

Accepted by:

Christian Ulbrich